Exhibit 23.1

INDEPENDENT ACCOUNTANTS' CONSENT

To the Board of Directors of
Barnabus Enterprises Ltd.

We consent to the use in this registration statement on Form SB-2 of our report dated July 2, 2002 related to the financial statements of Barnabus Enterprises Ltd., and to the reference to our firm under the caption "Experts" in the prospectus.

/s/ Dale Matheson Carr-Hilton

DALE, MATHESON, CARR-HILTON
CHARTERED ACCOUNTANTS
Vancouver, B.C.

July 31, 2002